SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                ---------------

                                    FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                February 6, 2003


                           CORNICHE GROUP INCORPORATED
           -----------------------------------------------------------
               (Exact name of registrant as specified in charter)


  Delaware                       0-10909                     22-2343568
-------------------         -----------------          ---------------------
(State or other              (Commission File             (IRS Employer
jurisdiction of                Number)                    Identification No.)
incorporation)


 610 SOUTH INDUSTRIAL BOULEVARD, SUITE 220, EULESS, TEXAS      76040
--------------------------------------------------------------------------------
       (Address of principal executive offices)              (Zip Code)


                                  864-963-8718
                     --------------------------------------
                          Registrant's Telephone Number

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

          Corniche Group Incorporated (the "Company") has appointed Mark Weinreb as a member of the Board of Directors and as its President and Chief Executive Officer. The Company and Mr. Weinreb have been exploring business plans for the Company that may involve, under the name "Phase III Medical, Inc.", entering the medical sector by acquiring or participating in one or more biotech and/or medical companies or technologies, owning one or more drugs or medical devices that may or may not yet be available to the public, or acquiring rights to one or more of such drugs or medical devices or the royalty streams therefrom. Mr. Weinreb has been appointed to finalize and execute the Company's new business plan. In any event, the Company will need to recruit management, business development and technical personnel, and develop its business model. Accordingly, it will be necessary for the Company to raise new capital. There can be no assurance that any such business plan developed by the Company will be successful, that the Company will be able to acquire such new business or rights or raise new capital, or that the terms of any transaction will be favorable to the Company.

          Mr. Weinreb, age 49, has many years of experience with medical services, equipment and operations, as well as with development stage private and public companies. From 2000 until 2002, Mr. Weinreb served as the Chief Executive Officer of Jestertek, Inc., a 12-year old software development company pioneering gesture recognition and control using proprietary inter-active video technology. He was recruited to commercialize Jestertek's technology (initially focused on interactive entertainment), find the necessary financing for on-going development, and position the company for an eventual IPO. Recognizing the market potential in the rehabilitation medicine field, Mr. Weinreb helped develop the first of its kind interactive "marker less" and peripheral-free computer controlled, physical therapy and exercise systems, using the company's proprietary video gesture control technology. Prior to his service with Jestertek, Inc., Mr. Weinreb was the founder of Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries, which went public in 1995. Mr. Weinreb was Big City Bagels' Chief Executive Officer until 1999 when he redirected its business focus and completed a merger with an internet service provider. In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a medical diagnostic laboratory providing clinical testing services for physicians, hospitals and other medical laboratories. He became an owner and the laboratory's Chief Operating Officer from 1982 to 1989. Mr. Weinreb received a Bachelor of Arts degree in 1975 from Northwestern University and a Master of Science degree in 1982 in Medical Biology, from C.W. Post, Long Island University.

          To secure Mr. Weinreb's service as President and Chief Executive Officer, the Company has entered into an employment agreement with Mr. Weinreb. The employment agreement has an initial term of three years, with automatic annual extensions unless terminated by the Company or Mr. Weinreb at least 90 days prior to applicable anniversary date. The Company has agreed to pay Mr. Weinreb an annual salary of $180,000 for the initial year of the term, $198,000 for the second year of the term, and $217,800 for the third year of the term. In addition, he is entitled to an annual bonus in the amount of $20,000 for the initial year in the event, and concurrently on the date, that the Company has received debt and/or equity financing in the aggregate amount of at least $1,000,000 since the beginning of his service, and $20,000 for each subsequent year of the term, without condition.

          In addition, the Company, pursuant to its newly adopted 2003 Equity Participation Plan, entered into a Stock Option Agreement with Mr. Weinreb (the "Initial Option Agreement"). Under the Initial Option Agreement, the Company granted Mr. Weinreb the right and option, exercisable for 10 years, to purchase up to 2,500,000 shares of the Company's common stock at an exercise price of $0.03 per share and otherwise upon the terms set forth in the Initial Option Agreement. In addition, in the event that the closing price of the Company's common stock equals or exceeds $0.50 per share for any five (5) consecutive trading days during the term of the employment agreement (whether during initial term or an annual extension), the Company has agreed to grant to Mr. Weinreb, on the day immediately following the end of the five (5) day period, an option for the purchase of an additional 2,500,000 shares of the Company's common stock for an exercise price of $0.50 per share, pursuant to the 2003 Equity Participation Plan and a Stock Option Agreement to be entered into between the Company and Mr. Weinreb containing substantially the same terms as the Initial Option Agreement, except for the exercise price and that the option would be treated as an "incentive stock option" for tax purposes only to the maximum extent permitted by law (the "Additional Option Agreement"). Mr. Weinreb has agreed that he will not resell publicly any shares of the Company's common stock obtained upon exercise of any Initial Agreement or the Additional Option Agreement prior to the first anniversary of the date of the employment agreement.

          In connection with the hiring of Mr. Weinreb and the Company's anticipated new business line, the Company intends to call a meeting of stockholders: (1) to elect five directors (including Mr. Weinreb and, if he requests, a person designated by him); (2) to ratify the Company's 2003 Equity Participation Plan pursuant to which 15,000,000 shares of the Company's common stock are authorized to be issued; (3) to approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock to 250,000,000; and (4) to approve a change of the Company's name to "Phase III Medical, Inc."

                                    * * * * *


This Report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risk that the Company will be unable to raise capital, to enter successfully the biotech or medical business, to have appropriate personnel, or the risks inherent in any new business venture or those detailed in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise the information contained in this Report whether as a result of new information, future events or circumstances or otherwise.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          Exhibit 99.1  Press Release

          Exhibit 99.2 Employment Agreement dated as of February 6, 2003 by and between Corniche Group Incorporated and Mark Weinreb

          Exhibit 99.3 Stock Option Agreement dated as of February 6, 2003 between Corniche Group Incorporated and Mark Weinreb

          Exhibit 99.4  Corniche Group  Incorporated 2003  Equity  Participation
                        Plan

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           CORNICHE GROUP INCORPORATED


                                         By: /s/ Mark Weinreb
                                            ------------------------------------
                                             Name:  Mark Weinreb
                                             Title: President


Dated:  February 12, 2003